                                                                  Exhibit 11 (b)



                               AUDITOR'S CONSENT



The Board of Trustees of
  The ARCH Fund, Inc.:



We consent to the use of our report dated January 17, 1996, incorporated by reference herein, for The ARCH Fund, Inc. (comprised of ARCH Money Market Portfolio, ARCH Treasury Money Market Portfolio, ARCH Tax-Exempt Money Market Portfolio, ARCH Growth & Income Equity Portfolio, ARCH Emerging Growth Portfolio, ARCH Balanced Portfolio, ARCH Government & Corporate Bond Portfolio, ARCH U.S. Government Securities Portfolio, ARCH Missouri Tax-Exempt Bond Portfolio, ARCH Short-Intermediate Municipal Portfolio, and ARCH International Equity Portfolio) as of November 30, 1995 and for each of the periods indicated therein, and the references to our firm under the headings "Financial Highlights" in each of the prospectuses and under "Independent Auditors" and "Financial Statements" in the Statement of Additional Information.





                                                /s/ KPMG Peat Marwick LLP
                                                -------------------------
                                                KPMG PEAT MARWICK LLP




Columbus, Ohio
March 20, 1996